                                                                    EXHIBIT 10.8


                    FORM OF CHILI'S GRILL & BAR(R) RESTAURANT

                            DEVELOPMENT AGREEMENT #2
                              (Successor Agreement)



                        CHILI'S GRILL & BAR(R) RESTAURANT
                              DEVELOPMENT AGREEMENT

                                TABLE OF CONTENTS

                                                                           PAGE
I.       GRANT..............................................................2

II.      DEVELOPMENT FEE....................................................2

III.     SCHEDULE AND MANNER FOR EXERCISING DEVELOPMENT RIGHTS..............3

IV.      SITE SELECTION AND CONSTRUCTION....................................4

V.       TERM...............................................................7

VI.      DUTIES OF THE PARTIES..............................................8

VII.     DEFAULT...........................................................13

VIII.    TRANSFER OF INTEREST..............................................15

IX.      COVENANTS.........................................................22

X.       NOTICES...........................................................24

XI.      INDEPENDENT CONTRACTOR AND INDEMNIFICATION........................25

XII.     APPROVALS.........................................................27

XIII.    NON-WAIVER........................................................28

XIV.     SEVERABILITY AND CONSTRUCTION.....................................28

XV.      ENTIRE AGREEMENT; APPLICABLE LAW..................................29

XVI.     ACKNOWLEDGEMENTS..................................................31


GUARANTY

ATTACHMENT A - FRANCHISE AGREEMENT

ATTACHMENT B - AGREEMENT FOR PROTECTION OF TRADE SECRETS REGARDING THE
               DEVELOPMENT AND/OR OPERATION OF A RESTAURANT USING THE CHILI'S SYSTEM

ATTACHMENT C - STATEMENT OF OWNERSHIP INTERESTS

                        CHILI'S GRILL & BAR(R) RESTAURANT

                              DEVELOPMENT AGREEMENT

          This Development Agreement is made and entered into as of the 17th day of May, 1994, between BRINKER INTERNATIONAL, INC., a Delaware corporation (hereinafter "Franchisor"), and NE RESTAURANT COMPANY LIMITED PARTNERSHIP, a Massachusetts limited partnership (hereinafter "Developer").

                              W I T N E S S E T H:

          WHEREAS, Franchisor, as the result of the expenditure of time, skill, effort and money, has developed and owns a unique and distinctive system (hereinafter "System") relating to the establishment and operation of full-service restaurants featuring a specialized menu and full-bar service;

          WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, color scheme and furnishings; special recipes and menu items; uniform standards, specifications and procedures for operations; quality and uniformity of products and services offered; procedures for inventory and management control; training and assistance; and advertising and promotional programs; all of which may be changed, improved and further developed by Franchisor from time to time;

          WHEREAS, Franchisor identifies the System by means of certain trade names, service marks, trademarks, emblems and indicia of origin, including but not limited to the mark "Chili's" and such other trade names, service marks and trademarks as are now designated (and may hereafter be designated by Franchisor in writing) for use in connection with the System (hereinafter referred to as "Proprietary Marks");

          WHEREAS, Franchisor continues to develop, use and control the use of such Proprietary Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System's high standards of quality, appearance and service;

          WHEREAS, Developer wishes to obtain certain development rights to operate Chili's Grill & Bar restaurants (hereinafter "Restaurants" or "franchised businesses") under the System in the territory described in this Development Agreement;

          NOW, THEREFORE, the parties in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby agree as follows:

I.        GRANT

          A. Franchisor hereby grants to Developer and Developer accepts, pursuant to the terms and conditions of this Development Agreement, development rights to obtain licenses to establish and operate fifteen (15) Restaurants, and to use the System solely in connection therewith, at specific locations to be designated in separate Chili's Grill & Bar Restaurant franchise agreements (hereinafter "Franchise Agreements") executed as provided in Section III.A. hereof, and pursuant to the development schedule set forth in Section III.B. hereof. Each Restaurant developed hereunder shall be located in the area described below (hereinafter "Territory").

          The States of Connecticut, New Hampshire, Maine, Massachusetts, Rhode Island, and Vermont in their entirety, and the County of Westchester in the State of New York.

          B. Each of the fifteen (15) new Restaurants for which a development right is granted hereunder shall be established and operated pursuant to a Franchise Agreement to be entered into between Developer and Franchisor in accordance with Section III.A. hereof.

          C. Subject to Developer's compliance with the terms and conditions of this Agreement and any Franchise Agreement (as defined in Section III) and except as otherwise provided in this Agreement, Franchisor shall not establish, nor license anyone other than Developer to establish, a Restaurant under the System in the Territory during the term of this Agreement. Notwithstanding the foregoing, Franchisor, any franchisee of franchisor and any other authorized person or entity may, at any time, advertise or promote the System and fulfill customer orders in the Territory. Franchisor may also offer and sell to the public or authorize any person or entity to offer and sell products and services in the Territory to the public, other than through a Chili's Grill & Bar restaurant, which may be similar to those offered by the Restaurants, under the Proprietary Marks (e.g., prepackaged food items, T-shirts and other Chili's memorabilia) or under other names and marks.

          D. This Agreement is not a franchise agreement, and does not grant to Developer any right to use Franchisor's Proprietary Marks or System.

          E. Developer shall have no right under this Agreement to license others under the Proprietary Marks or System.

II.       DEVELOPMENT FEE

          In consideration of the development rights granted herein Developer shall pay to Franchisor on or before the Commencement Date (as defined in PARAGRAPH V of this Agreement) a non-refundable Development Fee of One Hundred Fifty Thousand Dollars ($150,000.00) representing payment of Ten Thousand Dollars ($10,000) for each Restaurant to be developed hereunder. The Development Fee shall be fully earned by Franchisor upon the Commencement Date of this Agreement, for administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of the rights granted Developer herein.

III.      SCHEDULE AND MANNER FOR EXERCISING DEVELOPMENT RIGHTS

          A. Developer shall exercise each development right granted herein only by executing a separate Franchise Agreement for each Restaurant at a site approved by Franchisor in the Territory as hereinafter provided. The Franchise Agreement for each development right exercised hereunder shall be in the form of the franchise agreement attached hereto as Attachment A. The initial franchise fee to be paid by Developer shall be Forty Thousand Dollars ($40,000) for each Franchise Agreement executed by Developer for any Restaurant to be located in the Territory during the term of this Agreement.

          B. Recognizing that time is of the essence, Developer agrees to exercise each of the development rights granted hereunder in the manner specified in Section III.A. hereof, and to satisfy the development schedule set forth below:

                                                 Cumulative Total Number
                                             of Restaurants Which Developer
                                            Shall Have Open and in Operation
                                           (Including 15 Restaurants Currently
                         BY (DATE)                  OPEN FOR BUSINESS)

                         ---------          ----------------------------------
          Commencement Date                                  25
          Commencement Date & 1 year                         28
          Commencement Date & 2 years                        31
          Commencement Date & 3 years                        34
          Commencement Date & 4 years                        37
          Commencement Date & 5 years                        40

If Developer fails to adhere to the development schedule, Developer will pay a late fee designed to compensate Franchisor for its lost fees and royalties otherwise payable pursuant to separate Franchise Agreements in an amount equal to Two Hundred Twenty Dollars ($220) per day multiplied by the amount by which the cumulative total number of Restaurants set forth above exceeds the actual number of Restaurants which Developer has in operation. This late fee shall be payable by Developer to Franchisor weekly and in immediately available funds for one hundred eighty (180) days or until Developer has met the development schedule set forth above, whichever first occurs. Failure by Developer to adhere to the development schedule within such one hundred eighty (180) day period shall constitute a material event of default under this Agreement as provided in
Section VII.D. hereof.

IV.       SITE SELECTION AND CONSTRUCTION

          A. Developer assumes all cost, liability, expense and responsibility for locating, obtaining and developing sites for Restaurants, and for constructing and equipping Restaurants at such sites. The development of a Restaurant at any site must be approved by Franchisor, which approval shall not be unreasonably withheld or delayed, in accordance with the then existing site approval procedures including, but not limited to, the procedures set forth below. Developer acknowledges that Franchisor's approval of a prospective site and the rendering of assistance in the selection of a site does not constitute a representation, promise, warranty or guarantee by Franchisor that a Restaurant operated at that site will be profitable or otherwise successful.

               (1) Prior to acquisition by lease or purchase of a site for a Restaurant in the Territory, Developer shall submit to Franchisor for each Restaurant, in the form prescribed by Franchisor, a description of the site, a market feasibility study for the site which shall include, but not be limited to, demographic information, traffic counts, site plans and other information reasonably requested by Franchisor, and such other information or materials as Franchisor may reasonably require, together with a letter of intent or other evidence satisfactory to Franchisor which confirms Developer's favorable prospects for obtaining the site. Recognizing that time is of the essence, Franchisee agrees that it must submit such information and materials for each proposed site to Franchisor in writing for its approval. Franchisor shall have thirty (30) days after receipt of such information and materials from Developer to approve or disapprove the proposed site as the location for a Restaurant, which approval shall not be unreasonably withheld. No site shall be deemed approved unless it has been expressly approved in writing by Franchisor.

               (2) After the location for a Restaurant is approved by Franchisor and leased or acquired by Developer in accordance with the requirements of this
Section IV., Developer shall execute a Franchise Agreement relating to the Restaurant and its street address shall be recorded in Attachment A to the applicable Franchise Agreement.

          B. If the Developer will purchase the premises for any Restaurant, Developer shall submit the contract of sale prior to its execution to Franchisor for its written approval and shall furnish to Franchisor a copy of the executed contract of sale within ten (10) days after execution thereof. If the Developer will occupy the premises of any Restaurant under a lease, Developer shall furnish to Franchisor a copy of the executed lease within ten (10) days after execution thereof. Prior to such execution, Developer shall submit the lease to Franchisor for its written approval. Unless Developer has obtained Franchisor's written consent to the exclusion of a required provision, the lease shall include the following terms and conditions. Notwithstanding the foregoing, in the case of the provision set forth in Section IV.B. (6) below, Developer shall use its best efforts to include such provision into the lease and shall provide Developer with written notice of any failure to so include such provision in the lease.

               (1) That the premises shall be used for the operation of the Restaurant;

               (2) That the lessor consents to the use of such Proprietary Marks and signs, decor, color scheme and related components of the System as Franchisor may prescribe for the franchised business;

               (3) That the lessor agrees to furnish Franchisor with copies of any and all letters and notices sent to Developer pertaining to the lease and the premises, at the same time that such letters and notices are sent to Developer;

               (4) That Developer may not sublease or assign all or any part of its occupancy rights, or extend the term of or renew the lease, without Franchisor's prior written consent, which shall not be unreasonably withheld;

               (5) That Franchisor shall have the right to enter the premises to make any modification necessary to protect Franchisor's Proprietary Marks or to cure any default under the lease or under this Agreement or the Franchise Agreement;

               (6) That Developer may assign the lease to Franchisor without the lessor having any right to impose conditions on such assignment or to obtain payment in connection therewith and that Franchisor shall have the option to assume Developer's occupancy rights, and the right to sublease, for all or any part of the term of the lease; and

               (7) That Developer and lessor shall not amend or otherwise modify the lease in any manner that would materially affect any of the foregoing requirements without Franchisor's prior written consent.

          C. Before commencing any construction of the Restaurants, Developer, at its expense, shall comply, to Franchisor's reasonable satisfaction, with all of the following requirements:

               (1) Developer shall employ a qualified architect or engineer who is reasonably acceptable to Franchisor to prepare, for Franchisor's approval, preliminary plans and specifications for site improvement and construction of each Restaurant based upon prototype drawings furnished by Franchisor.

               (2) Developer shall be responsible for obtaining all zoning classifications and clearance which may be required by the state or local laws, ordinances, or regulations or which may be necessary or advisable owing to any restrictive covenants relating to each Restaurant location. After having obtained such approvals and clearances, Developer shall submit to Franchisor, for Franchisor's approval, final plans for construction based upon the preliminary plans and specifications. Franchisor shall approve or provide comments to such final plans within fifteen (15) business days after it has received such final plans from Developer. Once approved by Franchisor, such final plans shall not thereafter be materially changed or modified without the prior written permission of Franchisor.

               (3) Developer shall obtain all permits and certifications required for the lawful construction and operation of each Restaurant and shall certify in writing to Franchisor that all such permits and certifications have been obtained.

               (4) Developer shall employ a qualified licensed general contractor who is reasonably acceptable to Franchisor to construct each Restaurant and to complete all improvements. Developer shall obtain and maintain in force during the entire period of construction Builder's Risks insurance in form and amount and written by a carrier or carriers reasonably satisfactory to Franchisor.

          D. (1) Developer shall commence or make every diligent attempt toward commencement of construction of a Restaurant including acquisition of all necessary permits and licenses within one hundred fifty (150) days after approval by Franchisor of Developer's site or, if the approved location is occupied by an existing tenant on the date of execution of the lease for the premises, then immediately upon obtaining possession of the premises.

               (2) Developer shall provide written notice to Franchisor of the date construction of each Restaurant commenced within ten (10) days after commencement. For the purposes of this Agreement and the Franchise Agreement, construction shall be deemed to commence on the date on which excavation for footings is begun. Developer agrees that Franchisor and its agents shall have the right to inspect the construction at all reasonable times for the purpose of ascertaining that all work complies with the final plans approved by Franchisor.

               (3) Developer shall maintain reasonably continuous construction of each Restaurant and its premises and shall complete construction (including all exterior and interior carpentry, electrical, painting, and finishing work, and installation of all furniture, fixtures, equipment and signs) in accordance with the approved final plans, at Developer's expense, within two hundred ten
(210) days after commencement of construction (exclusive of time lost by reason of strikes, lockouts, fire, other casualties, acts of God, weather and other factors beyond the reasonable control of Developer).

               (4) Developer shall notify Franchisor of the date it makes application for a certificate of occupancy for the Restaurant and, within five
(5) business days thereafter, Franchisor shall at its option conduct a final inspection of each Restaurant and its premises. Developer acknowledges and agrees that Developer shall not open a Restaurant for business without the express written authorization of Franchisor, and that Franchisor's authorization to open shall be conditioned upon Developer's strict compliance with the specifications of the approved final plans and with the standards of the System. Franchisor shall grant such authorization or set forth in writing why such authorization is being withheld, within five (5) business days after receipt of the written notice of the making of the application for a certificate of occupancy for the Restaurant. The failure by Franchisor to grant such authorization, or set forth in writing why such authorization is being withheld within the five (5) business day period set forth above, shall be deemed to grant Developer the authority to open the Restaurant for business as if Franchisor's authorization had been granted. Notwithstanding the foregoing, the failure by Franchisor to grant such authorization within such five (5) business day period shall not be construed as a waiver by Franchisor of its rights to inspect the Restaurant and to require compliance of all parts of the Restaurant with the standards for the System, whether such rights are exercised before or after the opening of the Restaurant.

               (5) Upon such authorization by Franchisor, Developer shall promptly open a Restaurant for business after the completion of construction. The parties agree that time is of the essence in the construction and opening of each Restaurant.

V.        TERM

          A. Unless sooner terminated in accordance with the provisions of this Agreement, the term of this Agreement and all rights granted by Franchisor hereunder shall commence upon the date on which Developer successfully, in a timely manner, completes the Development Schedule contained in the Development Agreement dated October 8, 1991 (the "Commencement Date"), and shall expire on the date on which Developer successfully and in a timely manner has completed the development schedule set forth in Section III.B. hereof.

          B. Rights of Renewal:

             Provided and upon condition that:

             i) Developer, its principals, successors, assigns and affiliates, complies with all obligations of this Agreement, all obligations of any franchise agreements, and any other agreements with Franchisor; and,

             ii) Developer provides Franchisor with written notice that
                 Developer is exercising its rights of renewal hereunder, upon the earlier of, a) 24 months prior to the expiration of this Development Agreement, or b) completion of the 37th restaurant under this Development Agreement.

               Developer shall have the right to one renewal of this Agreement for a period of 15 years upon substantially the same terms and conditions as contained herein except that Attachment A to the Development Agreement shall be the Franchisor's then-current standard franchise agreement and the development schedule pursuant to Section III-B shall be as follows:

                                                 Cumulative Total Number
                                             of Restaurants Which Developer
                                            Shall Have Open and in Operation
                                           (Including 15 Restaurants Currently
                         BY (DATE)                  OPEN FOR BUSINESS)
                         ---------          -----------------------------------
          Commencement Date                                  40
          Commencement Date & 1 year                         43
          Commencement Date & 2 years                        46
          Commencement Date & 3 years                        49
          Commencement Date & 4 years                        52
          Commencement Date & 5 years                        55

VI.       DUTIES OF THE PARTIES

          A. Franchisor shall furnish to Developer the following:

               (1) Site selection guidelines and criteria, and such site selection counseling and assistance as Franchisor may deem advisable. Franchisor will from time to time, at its option, make available to Developer reports containing demographic and market data and real estate analyses at a reasonable cost.

               (2) Such on-site evaluation as Franchisor may deem advisable in response to Developer's requests for site approval; provided, however, that Franchisor shall not provide on-site evaluation for any proposed site prior to the receipt of all required information and materials concerning such site prepared pursuant to Section IV. hereof. Franchisor will provide at no additional charge to Developer an on-site evaluation for the first Restaurant to be developed by Developer pursuant to Section III.B. of this Agreement. Thereafter, if additional on-site evaluation is requested by Developer, Developer shall pay a reasonable fee for each such evaluation and shall reimburse Franchisor for all reasonable expenses incurred by Franchisor in connection with such on-site evaluation, including, without limitation, the cost of travel, lodging and meals.

               (3) Standard plans and specifications for the construction of a Restaurant and for the exterior and interior design and layout, fixtures, furnishings and signs. Developer shall adapt, at Developer's expense, the standard plans and specifications to each Restaurant location approved pursuant to Section IV. of this Agreement.

               (4) Such initial and continuing training as Franchisor deems advisable, at the times and places designated by Franchisor.

          B. Developer makes the following representations, warranties and covenants and accepts the following obligations:

               (1) Developer shall comply with all terms and conditions set forth in this Agreement.

               (2) In the event Developer is a corporation or a partnership, Developer represents, warrants and covenants that:

                    (a) Developer is duly organized and validly existing under the state law of its formation;

                    (b) Developer is duly qualified and is authorized to do business in each jurisdiction in which its business activities or the nature of the properties owned by it require such qualification;

                    (c) Developer's corporate charter or written partnership agreement shall at all times provide that the activities of Developer are confined exclusively to the development of Restaurants unless otherwise consented to by Franchisor in writing;

                    (d) The execution of this Agreement and the transactions contemplated hereby are within Developer's corporate power, or if Developer is a partnership, permitted under Developer's written partnership agreement;

                    (e) If Developer is a corporation, copies of Developer's Articles of Incorporation, Bylaws, other governing documents and any amendments thereto, including the resolution of the Board of Directors authorizing entry into and performance of this Agreement have been furnished to Franchisor; or, if Developer is a partnership, copies of Developer's written partnership agreement, other governing documents and any amendments thereto have been furnished to Franchisor, including evidence of consent or approval of the entry into and performance of this Agreement by the requisite number or percentage of partners, if such approval or consent is required by Franchisee's written partnership agreement;

                    (f) If Developer is a corporation or a partnership, all interests in Developer are owned as set forth in Attachment F hereto. In addition, if Developer is a corporation, Developer shall maintain a current list of all owners of record and all beneficial owners of any class of voting securities of the corporation; or if Developer is a partnership, Developer shall maintain a current list of all owners of an interest in the partnership. Such lists shall be furnished to Franchisor upon request. Developer shall execute an addendum to Attachment F as deemed necessary by Franchisor in order to ensure the information contained in Attachment F is true, accurate and complete at all times;

                    (g) If Developer is a corporation, Developer shall maintain stop-transfer instructions against the transfer on its records of any equity securities and each stock certificate of the corporation shall have conspicuously endorsed upon its face a statement in a form satisfactory to Franchisor that it is held subject to and that further assignment or transfer thereof is subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section VI.B. (2)
(g) shall not apply to a publicly-held corporation as defined in Section VIII.B.
(1). If Developer is a partnership, its written partnership agreement shall provide that ownership of an interest in the partnership is held subject to and that further assignment or transfer is subject to all restrictions imposed upon assignments by this Agreement. If Developer is a limited partnership, its Agreement of Limited Partnership may not provide for more than one (1) general partner and if such general partner is a corporation, such corporation shall comply with the provisions of Section VI.B.(2)(e) and the first sentence of this
Section VI.B.(2)(g);

                    (h) If any Developer's Principal (as defined in Section XIV.F.), officer or director of Developer shall cease to serve as such or any individual shall become a Developer's Principal subsequent to the execution of this Agreement, Developer agrees to provide Franchisor with notice thereof within ten (10) days subsequent to such change. Any new Developer's Principal shall execute an addendum to this Agreement agreeing to be individually bound by all obligations of Developer's Principals hereunder. If Developer is a limited partnership having a corporation as its sole general partner, then those individuals who would be Developer's Principals if such corporation was the Developer hereunder shall comply with all of the provisions of this Section VI.B.(2)(h);

                    (i) Benjamin Jacobson, Dennis Pedra and Paul Hoagland (collectively, the "Guarantors") shall jointly and severally guarantee Developer's performance hereunder and shall bind themselves to the terms of this Agreement pursuant to the terms and conditions of the Guaranty attached hereto; and

                    (j) Developer acknowledges and agrees that the representations, warranties and covenants set forth above at Sections VI.B. (2)
(a) - (i) are continuing obligations of Developer and that any failure to comply with such representations, warranties and covenants shall constitute a material event of default under Section VII.D. of this Agreement. Developer shall cooperate with Franchisor in any efforts made by Franchisor to verify compliance with such representations, warranties and covenants.

               (3) Developer shall designate and retain an individual to serve as the "Operating Principal" of Developer. The Operating Principal shall meet the following qualifications:

                    (a) (i) If Developer is a corporation, the Operating Principal shall, at all times during which he serves as Operating Principal, be entitled, under its governing documents, to cast a sufficient number of votes to require such corporation to take or omit to take any action which such corporation is required to take or omit to take under the express terms of this Agreement. The Operating Principal must, directly or indirectly, at all times during which he serves as Operating Principal, own at least five percent (5%) of each class of Developer's capital stock issued and outstanding. Direct or indirect ownership shall include, but not be limited to (a) shares in Developer owned by a partnership consisting solely of the Operating Principal and his or her relatives, or (b) shares in Developer owned by a trust established by the Operating Principal for the benefit of his or her spouse and/or children, provided that, in the case of (a), the Operating Principal has voting control over all such shares and, in the case of (b), the ownership interest of such trust in Developer is not more than five-tenths percent (0.5%). Upon the written request of Franchisor, the Operating Principal shall provide evidence reasonably satisfactory to Franchisor of the ownership and voting control described in this
Section VI.B.(3)(a)(i).

                         (ii) If Developer is a partnership, the Operating
Principal shall, at all times during which he serves as Operating Principal, be entitled under the partnership agreement or applicable law to act on behalf of the partnership [ (x) in his individual capacity by being either (A) the sole managing partner of a general partnership, or (B) the sole general partner of a limited partnership, or (y) by being the sole shareholder of a corporation which is the sole general partner of a limited partnership] without the approval or consent of any other partners of the partnership or be able to cast a sufficient number of votes to require such partnership to take or omit to take any action which such partnership is required to take or omit to take under the express terms of this Agreement. The Operating Principal must, directly or indirectly, at all times during which he serves as Operating Principal, own at least five percent (5%) of the partnership interests in such partnership (unless the limited partnership interests of the Operating Principal are diluted on a pro-rata basis with all of the other limited partners in the partnership pursuant to a transaction described in Section VIII.B.3. (iii) hereof) and must own and control all of the issued and outstanding capital stock of the corporate general partner or corporate managing partner of such partnership. Direct or indirect ownership shall include, but not be limited to (a) partnership interests in Developer owned by a partnership consisting solely of' the Operating Principal and his or her relatives, or (b) partnership interests in Developer owned by a trust established by the Operating Principal for the benefit of his or her spouse and/or children, provided that, in the case of (a), the Operating Principal has voting control over all such partnership interests and, in the case of (b), the ownership interest of such trust in Developer is not more than five-tenths percent (0.5%). Upon the written request of Franchisor, the Operating Principal shall provide evidence reasonably satisfactory to Franchisor of the ownership and voting control described in this
Section VI.B.(3)(a)(ii).

                         (iii) Except as may otherwise be provided in this
Agreement, the Operating Principal's interest in Developer shall be and shall remain free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, voting agreement, proxy, security interest or purchase right or options.

                    (b) The Operating Principal or such other designee of Developer approved or rejected in writing by Franchisor in its sole and absolute discretion ("Operating Designee"), shall devote full time and best efforts to the supervision and conduct of the development activities contemplated hereunder, shall execute this Agreement, and shall be individually bound by all obligations of Developer and the Operating Principal hereunder. Dennis Pedra shall initially be the approved Operating Designee acting on behalf of Developer and Operating Principal. The Operating Designee must, directly or indirectly, at all times during which he serves as Operating Designee, own at least three-tenths percent (.3%) of (i) each class of Developer's capital stock issued and outstanding, or (ii) the partnership interests in Developer (unless the limited partnership interests of the Operating Designee are diluted on a pro-rata basis with all of the other limited partners in the partnership pursuant to a transaction described in Section VIII.B.3. (iii) hereof). The Operating Principal shall be responsible for insuring that the obligations of the Operating Principal as provided herein are fully performed in accordance with this Agreement by the Operating Principal or the Operating Designee, as applicable.

                    (c) The Operating Principal shall be a person acceptable to both Developer and Franchisor. The granting or withholding by Franchisor of approval of a proposed Operating Principal shall be within the sole and absolute discretion of Franchisor. Benjamin Jacobson shall be the initial Operating Principal.

If, at any time or for any reason, the Operating Principal, or the Operating Designee if applicable, no longer qualifies to act as such, Developer shall promptly designate another Operating Principal or a successor Operating Designee, as appropriate, subject to the approval of Franchisor and to the satisfaction of the qualifications listed above. Any sale, transfer or assignment of the Operating Principal's or Operating Designee's interest in Developer, or any portion thereof shall be subject to the restrictions on transfer described in Section VIII. hereof, and any failure to comply with such requirements shall be deemed a material event of default by Developer under
Section VII.D. hereof.

               (4) Developer, the Operating Principal, or the Operating Designee, shall complete, to Franchisor's satisfaction, all initial and continuing training required by Franchisor hereunder or in Section V.F. of the Franchise Agreement attached hereto as Attachment A and shall bear all expenses (including travel, lodging and food) of such training. Developer, the Operating Principal, or the operating Designee may attend such optional training as Franchisor may offer from time to time, subject to Developer's payment of a reasonable training fee to Franchisor upon request, in addition to the expenses described above.

               (5) Neither Developer, the Operating Principal, the Operating Designee, nor Developer's Principals shall, during the term of this Agreement or thereafter, communicate, divulge or use for the benefit of any other person, persons, partnership, association or corporation any confidential information, knowledge or know-how concerning the Restaurants which may be communicated to Developer, the Operating Principal, the Operating Designee, or Developer's Principals or of which they may be apprised under this Agreement. Developer, the Operating Principal, the Operating Designee, and Developer's Principals shall disclose such confidential information only to such of Developer's employees or agents who must have access to it in connection with their employment and who are either the Operating Principal, the Operating Designee, a Developer's Principal, or who have signed an agreement substantially in the form attached hereto as Attachment B, C, D, or E. Any and all information, drawings, knowledge, know-how, and techniques used in or related to the System which Franchisor communicates in writing, or otherwise to Franchisee, including but not limited to, software licensed or provided by Franchisor, the MOD Manual (as defined in the Franchise Agreement), recipes, plans and specifications, marketing information and strategies, and site evaluation and selection techniques, shall be deemed confidential for the purposes of this Agreement. Neither Developer nor Developer's Principals shall at any time, without Franchisor's prior written consent, information, in whole or in part, nor otherwise make the same available to any unauthorized person. Failure by Developer or Developer's Principals to comply with the requirements of this
Section VI.B. (5) shall constitute a material event of default under this

Agreement as provided in Section VII.D. hereof.

                    (a) Developer shall require its restaurant managers, members of its advisory board or Board of Directors (except for Developer's Principals), any other person or entity having access to any confidential information of Franchisor, and any corporation directly or indirectly controlling Developer, if Developer is a corporation (or of any corporate general partner and any individual or corporation directly or indirectly controlling a general partner of Developer, if Developer is a partnership), to execute covenants that they will maintain the confidentiality of information they receive in connection with their relationship with Developer. Such covenants shall be substantially in the form contained in Attachment B for Developer's restaurant managers and other persons having access to confidential information of Franchisor.

                    (b) Developer, the Operating Principal and Developer's Principals acknowledge that any failure to comply with the requirements of this
Section VI.B. (5), or the willful and knowing aiding or abetting of a third party in an action which would be a breach of Section VI.B. (5) or a breach of the agreement attached hereto as Attachment B if such third party had been a party to either this Agreement, or the agreement attached hereto as Attachment B, respectively, shall constitute a material event of default under Section VII.D. and will cause Franchisor irreparable injury; and, therefore, Developer, the Operating Principal, the Operating Designee, and Developer's Principals agree to pay all court costs and reasonable attorneys' fees incurred by Franchisor in obtaining specific performance of, or an injunction against violation of, the requirements of this Section.

                    (6) Developer shall comply with all requirements of federal, state and local laws, rules and regulations.

VII.      DEFAULT

          A. Developer acknowledges and agrees that each of the Developer's obligations described in this Agreement is a material and essential obligation of Developer; that nonperformance of such obligations will adversely and substantially affect the Franchisor and the System; and agrees that the exercise by Franchisor of the rights and remedies set forth herein are appropriate and reasonable.

          B. The rights granted to Developer in this Agreement have been granted in reliance on Developer's representations and assurances, among others, that the conditions set forth in Sections I., III. and IV. of this Development Agreement will be met by Developer in a timely manner.

          C. Developer shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Developer, if Developer shall become insolvent or make a general assignment for the benefit of creditors; or if Developer files a voluntary petition under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state thereof, or admits in writing its inability to pay its debts when due; or if Developer is adjudicated a bankrupt or insolvent in proceedings filed against Developer under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state thereof; or if a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer; or if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law should be instituted by or against Developer and are not dismissed within thirty

(30) days; or if a final judgment remains unsatisfied or of record for thirty
(30) days or longer (unless supersedeas bond is filed); or if Developer is dissolved; or if execution is levied against Developer's business or property and such execution is not lifted, released, or dismissed within thirty (30) days; or if suit to foreclose any lien or mortgage against the premises or equipment of any Restaurant developed hereunder is instituted against Developer and not dismissed within thirty (30) days; or if the real or personal property of any Restaurants developed hereunder shall be sold after levy thereupon by any sheriff, marshal or constable; or if any legal entity affiliated with Developer (or having the same or substantially similar management and ownership composition to Developer) which is the developer under a separate Development Agreement with Franchisor, is in default under any similar provision or provisions of such other Development Agreement. If Developer is a limited partnership, all of the events of default described in this Section VII.C. shall be read to include similar events involving Developer's general partner.

          D. If Developer fails to comply with the development schedule set forth in Section III.B. hereof; Developer fails to lease or purchase and construct and open each Restaurant pursuant to the time limits as provided in
Section IV. hereof; Developer fails to comply with the terms of Section VI.B.
(2); Developer fails to comply with requirements regarding the Operating Principal, the Operating Designee, or their replacements as set forth under
Section VI.B. (3); Developer, the Operating Principal, the Operating Designee, or Developer's Principals fails to comply with the restrictions on confidential information set forth in Section VI.B. (5) or the requirements of Section IX. concerning certain other covenants (including in-term covenants not to compete); Developer or any partner or shareholder in Developer makes or attempts to make a transfer or assignment in violation of Section VIII. hereof; Developer or any parent company, affiliate, subsidiary or other principal of Developer, fails to comply with any terms and conditions of the Franchise Agreement or the terms of any other franchise agreements or any other development agreement (including the Development Agreement dated October 8, 1991) between Developer and Franchisor. Upon such default, Franchisor, in its discretion, may do any one or more of the following:

               (1) Terminate this Agreement and all rights granted hereunder without affording Developer any opportunity to cure the default, effective immediately upon notice to Developer;

               (2) Reduce the number of Restaurants which Developer may establish pursuant to Section I. of this Agreement;

               (3) Terminate or modify any territorial exclusivity granted Developer in Section I.C. hereof;

               (4) Reduce the area of territorial exclusivity granted Developer hereunder; or

               (5) Accelerate the development schedule set forth in Section III.B. hereof.

          E. (1) Upon termination of this Agreement, Developer shall have no right to establish or operate any Restaurant for which a Franchise Agreement has not been executed by Franchisor and delivered to Developer at the time of termination;

               (2) If Franchisor elects to terminate the territorial exclusivity granted to Developer in Section I.C., modify such territorial exclusivity or reduce the area of territorial exclusivity, Developer shall continue to develop Restaurants in accordance with the development schedule set forth in Section

III.B., except insofar as the number of Restaurants which Developer is required to develop is reduced by Franchisor pursuant to Section VII.D.(2);

               (3) If Franchisor exercises any of its rights in D.(2), (3) or
(4) above, Franchisor shall be entitled to establish, and to license others to establish, Restaurants in the Territory or in the portion thereof no longer part of the Territory or pursuant to any other modifications of Developer's territorial exclusivity, except as may be otherwise provided under any Franchise Agreement which is then in effect between Franchisor and Developer.

          F. Franchisor's exercise of its options under Section VII.D. (2), (3),
(4) or (5) shall not, in the event of a default, constitute a waiver by Franchisor to exercise its option to terminate this Agreement at any time with respect to any subsequent event of default of a similar or different nature.

          G. No default under this Development Agreement shall thereby constitute a default under any Franchise Agreement between the parties hereto.

          H. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or in equity.

VIII.     TRANSFER OF INTEREST

          A. TRANSFER BY FRANCHISOR

          Franchisor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or legal entity. Specifically, and without limitation to the foregoing, Developer agrees that Franchisor may sell its assets, the Proprietary Marks or the System to a third party; may offer its securities or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and with regard to any or all of the above sales, assignments and dispositions, Developer expressly and specifically waives any claims, demands, or damages against Franchisor arising from or related to the transfer of the Proprietary Marks (or any variation thereof) or the System from Franchisor to any other party. Nothing contained in this Agreement shall require Franchisor to offer any services or products, whether or not bearing the Proprietary Marks, to Developer if Franchisor assigns its rights in this Agreement.

          B. TRANSFER BY DEVELOPER

               (1) Developer understands and acknowledges that the rights and duties set forth in this Agreement are personal to Developer, and that Franchisor has granted such rights in reliance on the business skill, financial capacity, and personal character of Developer and any guarantor of Developer. Accordingly, neither Developer nor any initial or subsequent successor or assign to any part of Developer's interest in this Agreement, nor any individual, partnership, corporation, or other entity which directly or indirectly has or owns any interest in this Agreement or in Developer shall sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any direct or indirect interest in this Agreement or in any entity which owns this Agreement without the prior written consent of Franchisor; provided, however, that Franchisor's prior written consent shall not be required for a transfer of less than a one per cent (1%) interest in a publicly-held corporation, and further, Franchisor's prior written consent for a Minority Interest Transfer (as hereinafter defined) shall be exclusively based upon the requirements enumerated in Section VIII.B.(3) hereof. A publicly-held corporation is a corporation having its securities registered pursuant to Section 12 under the Securities

Exchange Act of 1934, as amended, or a corporation subject to the reporting requirements of Section 15(d) under the Securities Exchange Act of 1934, as amended. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of Franchisor required by this Section VIII.B.(1) shall be null and void and shall constitute a material breach of this Agreement.

               (2) Franchisor shall not unreasonably withhold its consent to a transfer of any interest in Developer or in this Agreement. Franchisor may, in its sole discretion, require any or all of the following as conditions of its approval:

                    (a) All of Developer's accrued monetary obligations and all other outstanding obligations to Franchisor, its subsidiaries, and its affiliates shall have been satisfied;

                    (b) Developer is not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Developer and Franchisor, or its subsidiaries and affiliates;

                    (c) The transferor shall have executed a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its officers, directors, shareholders, and employees, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and federal, state, and local laws, rules, and ordinances;

                    (d) If the transferee is the Operating Principal or the Operating Designee, then the requirements of Section VI.B. (3) shall be satisfied by such transferee;

                    (e) If the transferee is a Developer's Principal, then the requirements of Section VI.B. (2) (h) shall be satisfied by such transferee;

                    (f) The transferee shall enter into a written agreement, in a form satisfactory to Franchisor, assuming full, unconditional, joint and several liability for and agreeing to perform from the date of the transfer, all obligations, covenants and agreements contained in this Agreement which the transferor was obligated to perform. If, however, the transferee is to become an Operating Principal, Operating Designee, or Developer's Principal, such transferee shall be required to enter into a written agreement, in a form reasonably satisfactory to Franchisor, assuming full, unconditional, joint and several liability for and agreeing to perform from the date of the transfer, all obligations, covenants, and agreements contained in this Agreement;

                    (g) The transferee shall demonstrate to Franchisor's satisfaction that transferee meets the criteria considered by Franchisor when reviewing a prospective developer's application for development rights, including but not limited to Franchisor's educational, managerial and business standards; transferee's good moral character, business reputation and credit rating; transferee's aptitude and ability to conduct the business contemplated hereunder (as may be evidenced by prior related business experience or otherwise); that transferee has adequate financial resources and capital to meet the development schedule set forth in Section III.B. hereof; and the geographic proximity of other Chili's Grill & Bar restaurants owned or operated by transferee and the territories or areas with respect to which transferee is obligated to develop Chili's Grill & Bar restaurants pursuant to any development agreement between Franchisor and Franchisee, in relation to development of the Restaurants.

                    (h) The transferee shall execute (and/or, upon Franchisor's request, shall cause all interested parties to execute), the standard form development agreement then being offered to new System developers or form of this Agreement, as Franchisor determines, and such other ancillary agreements as Franchisor may require, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may differ from the terms of this Agreement;

                    (i) At the transferee's expense, the transferee, the transferee's manager, the transferee's Operating Principal, and the transferee's Operating Designee, if applicable, shall complete any training programs then in effect for System developers upon such terms and conditions as Franchisor may reasonably require;

                    (j) Developer shall pay a transfer fee in an amount sufficient to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees; and

                    (k) If transferee is a corporation or a partnership, transferee shall make and will be bound by any or all of the representations, warranties and covenants set forth at Section VI.B.(2) as Franchisor requests. Transferee shall provide to Franchisor evidence satisfactory to Franchisor that the terms of Section VI.B.(2) have been satisfied and are true and correct on the date of transfer.

               (3) Franchisor will apply the transfer requirements set forth in
Section VIII.B.(2) to all transfers requiring Franchisor's consent except a Minority Interest Transfer (as hereinafter defined). Franchisor shall not unreasonably withhold its consent to a transfer of any interest in Developer or in this Agreement. Minority Interest Transfer shall be defined as a transfer or transfers by an interest holder or holders in Developer wherein such interest holder(s) do not include the Operating Principal and the Operating Designee. Notwithstanding the foregoing, the Operating Principal and the Operating Designee shall be permitted to transfer any direct or indirect ownership interest in Developer provided that the voting control and minimum ownership requirements set forth in Section VI.B. (3) of this Agreement continue to be satisfied. Minority Interest Transfer shall be defined further to exclude any transfer by an interest holder or holders in Developer, which transfer(s) is/are reasonably calculated to be made in conjunction with, as a part of, reasonably contemporaneous with, or in the same transaction with, any transfer by the Operating Principal or Operating Designee. Franchisor may, in its sole discretion, require any or all of the following as conditions of its approval of a Minority Interest Transfer (except for a Minority Interest Transfer or a series of Minority Interest Transfers (i) from Holdings Group, Inc. to an investment partnership controlled by the controlling shareholder of Tiger Management Corporation, (ii) in which, in the aggregate, ten percent (10%) or less of the interest of the transferor is to be transferred to (x) a partnership consisting solely of the transferor and his or her relatives, or (y) a trust established by the transferor for the benefit of his or her spouse or children), or (iii) in which additional limited partnership interests in Developer are issued to certain key employees of, or consultants to, Developer pursuant to
Section 2.2 of Developer's Agreement of Limited Partnership in an amount not to exceed fifteen percent (15%) of the aggregate limited partnership interests in Developer (after taking such issuance into consideration), provided that each such transferee is already a limited partner in Developer and will not become the operating Principal, Operating Designee, or a Developer's Principal:

                    (a) All of Developer's accrued monetary obligations and all other outstanding obligations to Franchisor, its subsidiaries, and its affiliates shall have been satisfied;

                    (b) Developer is not in material default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Developer and Franchisor, or its subsidiaries and affiliates;

                    (c) The transferor shall have executed a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its officers, directors, shareholders, and employees, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and federal, state, and local laws, rules, and ordinances;

                    (d) The transferee, if such person is to become the Operating Principal or the Operating Designee, or if a person or entity described in Section VI.B.(5)(a) of this Agreement (and, upon Franchisor's request, all interested parties) , shall enter into a written agreement, in a form satisfactory to Franchisor, assuming full, unconditional, joint and several liability for and agreeing to perform from the date of the transfer the obligations, covenants, and agreements contained in Section VI.B. (5) and
Section IX.B-H of this Agreement;

                    (e) The transferee shall demonstrate to Franchisor's satisfaction the following: that transferee meets the criteria considered by Franchisor when reviewing a prospective developer's application for development rights, including, but not limited to, Franchisor's educational, managerial, and business standards; that transferee possesses a good moral character, business reputation, and credit rating; that transferee (if such transferee is to serve as the Operating Principal, the operating Designee, or as a Developer's Principal) has the aptitude and ability to conduct the business contemplated hereunder (as may be evidenced by prior related business experience or otherwise); and that transferee (if such transferee is to serve as the operating Principal, the Operating Designee, or as a Developer's Principal) has adequate financial resources and capital to meet the development schedule set forth in
Section III.B. hereof;

                    (f) The transferor shall pay a transfer fee in an amount sufficient to reimburse Franchisor for its actual and reasonable costs and expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees; and

                    (g) If transferee is a corporation or a partnership, transferee shall make and will be bound by any or all of the representations, warranties and covenants set forth at Section VI.B.(2) as Franchisor requests. Transferee shall provide to Franchisor evidence satisfactory to Franchisor that the terms of Section VI.B. (2) have been satisfied and are true and correct on the date of transfer.

               (4) Developer acknowledges and agrees that each condition which must be met by the transferee is reasonable and necessary to assure such transferee's full performance of the obligations hereunder.

          C. TRANSFER FOR CONVENIENCE OF OWNERSHIP

          In the event the proposed transfer is to a corporation or partnership formed solely for the convenience of ownership, Franchisor's consent may be conditioned upon any of the requirements set forth at Section VIII.B.(2), except that the requirements set forth at Sections VIII.B.(2)(c), (g), (h), (i) and (j) shall not apply. With respect to a transfer to a corporation or partnership formed for the convenience of ownership, Developer shall be the owner of all of the voting stock or interest of the corporation and if Developer is more than one individual, each individual shall have the same proportionate ownership interest in the corporation as he had in Developer prior to the transfer.

          D. RIGHT OF FIRST REFUSAL

               (1) Any party holding any interest in Developer or in this Agreement and who desires to accept any BONA FIDE offer from a third party to purchase such interest shall promptly notify Franchisor in writing of each such offer, and shall provide such information and documentation relating to the offer as Franchisor may require. Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event that Franchisor elects to purchase the seller's interest, closing on such purchase must occur within thirty (30) days from the date of notice to the seller of the election to purchase by Franchisor.

Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section VIII.D. shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section VIII., with respect to a proposed transfer.

               (2) In the event an offer from a third party provides for payment of consideration other than cash or involves certain intangible benefits, Franchisor may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the reasonable equivalent in cash of the non-cash part of the offer, then Franchisor shall appoint an independent appraiser and Developer shall appoint an independent appraiser. In the event both parties do not select the same appraiser, the two appraisers shall select a third appraiser which shall, within thirty (30) days of appointment, determine the fair market value of the non-cash-part of the offer and its determination shall be binding. If, however, due to the comparative tax consequences of such transactions, Franchisor's cash offer compares unfavorably to an offer made by a third party including, in whole or in part, non-cash consideration, then Developer may elect to rescind its acceptance of such third party offer and Franchisor shall have no right of first refusal with respect to such offer.

               (3) Notwithstanding anything in this Section VIII.D. to the contrary, Franchisor agrees to waive the right of first refusal described herein with respect to Minority Interest Transfers and transfers by the Operating Principal and Operating Designee if the Operating Principal and the Operating Designee will continue to satisfy the voting control and minimum ownership requirements set forth in Section VI.B.(3) of this Agreement.

          E. TRANSFER UPON DEATH OR PERMANENT DISABILITY

               (1) Upon the death of any person with an interest in this Agreement or in Developer (the "Deceased") , the executor, administrator or other personal representative of the Deceased shall transfer such interest to a third party approved by Franchisor and meeting the requirements set forth in this Agreement within twelve (12) months after the death. If no personal representative is designated or appointed or no probate proceedings are instituted with respect to the estate of the Deceased, then the distributee of such interest must be approved by Franchisor. If the distributee is not approved by Franchisor, then the distributee shall transfer such interest to a third party approved by Franchisor within twelve (12) months after the death of the Deceased.

               (2) Upon the permanent disability of any person with an interest in this Agreement or in Developer, Franchisor may, in its sole discretion, require such interest to be transferred to a third party meeting the requirements set forth in this Agreement in accordance with the conditions described in this Section VIII. within twelve (12) months after notice to Developer. "Permanent disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement, or in the Guaranty attached to this Agreement, for at least ninety (90) consecutive days and from which condition recovery within ninety days from the date of determination of disability is unlikely. Permanent disability shall be determined by a licensed practicing physician selected by Franchisor upon examination of the person; or if the person refuses to submit to an examination, then such person shall be automatically deemed permanently disabled as of the date of such refusal for the purpose of this Section VIII. The costs of any examination required by this
Section VIII.E.(2) shall be paid by Franchisor.

               (3) Upon the death or claim of permanent disability of any person with an interest in this Agreement or in Developer, Developer or a representative of Developer must promptly notify Franchisor of such death or claim of permanent disability. Any transfer upon death or permanent disability shall be subject to the same terms and conditions as described in Section VIII. for any INTER VIVOS transfer. If an interest is not transferred upon death or permanent disability as required in this Section VIII.E., in accordance with the terms and conditions of Section VIII., Franchisor may terminate this Agreement.

          F. NON-WAIVER OF CLAIMS

          Franchisor's consent to a transfer of any interest in Developer or in this Agreement shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

          G. OFFERINGS BY DEVELOPER

          Securities or partnership interests in Developer may be offered to the public, by private offering or otherwise, only with the prior written consent of Franchisor (whether or not Franchisor, s consent is required under Section VIII.B. hereof) , which consent shall not be unreasonably withheld. All materials required for such offering by federal or state law shall be submitted to Franchisor for a limited review as discussed below prior to their being filed with any government agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for such review prior to their use. No Developer offering shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating in an underwriting, issuance, or offering of Developer's or Franchisor's securities; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Developer and Franchisor. Franchisor may, at its option, require Developer's offering materials to contain a written statement prescribed by Franchisor concerning the limitations described in the preceding sentence. Developer and the other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Developer shall pay to Franchisor a nonrefundable fee of Five Thousand Dollars ($5,000), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Developer shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering or other transaction covered by this Section VIII.G.

IX.       COVENANTS

          A. Developer and the Operating Principal covenant that during the term of this Agreement except as otherwise approved in writing by Franchisor, Developer, and either the Operating Principal or the Operating Designee shall devote full time, energy, and best efforts to the management and operation of the business contemplated hereunder.

          B. Developer, the Operating Principal, the Operating Designee, and Developer's Principals specifically acknowledge that, pursuant to this Agreement, Developer, the Operating Principal, the Operating Designee, and Developer's Principals will receive valuable trade secrets and confidential information, including, without limitation, information regarding the site selection and marketing methods and techniques of Franchisor and the System which is beyond the present skills and experience of Developer, the Operating Principal, the Operating Designee, and Developer's Principals and Developer's managers and employees, and that Developer has the exclusive right and the obligation, arising from this Agreement, to identify sites and develop the Territory for the benefit of the System. Developer, the Operating Principal, the Operating Designee, and Developer's Principals acknowledge that such trade secrets and confidential information provide a competitive advantage and will be valuable to them in the development of the franchised businesses, and that gaining access to such trade secrets and confidential information is, therefore, a primary reason why they are entering into this Agreement. In consideration for such trade secrets, confidential information and rights, Developer, the Operating Principal, the Operating Designee, and Developer's Principals covenant that during the term of this Agreement (or, with respect to the Operating Principal, during the term of this Agreement for so long as such person owns any interest in Developer; or, with respect to the Operating Designee, during the term of this Agreement for so long as such person serves as the Operating Designee on behalf of Developer and the Operating Principal; or, with respect to each of Developer's Principals, during the term of this Agreement for so long as such individual or entity satisfies the definition of "Developer's Principals" as described in Section XIV.F. of this Agreement), and for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement, regardless of the cause for termination (or, with respect to the Operating Principal and each of Developer's Principals, commencing upon the earlier of: (i) the expiration or termination of this Agreement or (ii) with respect to the Operating Principal, the termination of all of such person's interest in Developer; or, with respect to the Operating Designee, during the term of this Agreement for so long as such person serves as the Operating Designee on behalf of Developer and the Operating Principal; or, with respect to each of Developer's Principals, the time such individual or entity ceases to satisfy the definition of "Developer's Principals" as described in Section XIV.F. of this Agreement) and continuing for two (2) years thereafter (except in the case of restaurant managers, to whom such two (2) year period shall not be applicable), and as otherwise approved in writing by Franchisor, neither Developer, the Operating Principal, the Operating Designee, nor Developer's Principals shall, directly or indirectly, for themselves, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation:

               (1) Divert or attempt to divert any business or customer of the franchised businesses to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System.

               (2) Employ or seek to employ any person who is at that time employed by Franchisor or by any other developer or franchisee of Franchisor, or otherwise directly or indirectly induce such person to leave his or her employment.

               (3) Own, maintain, operate, engage in, or have any interest in any business in the United States which is in the full-service casual dining market segment of the restaurant industry having as a primary menu item any of the following: hamburgers or other sandwiches, salads, barbecue ribs, fajitas and other Southwestern and Mexican-style cuisine. The current seven percent (7%) ownership interest of Dennis Pedra in Uno Concepts, Inc. shall not be deemed to be a violation of this Section IX.B.(3) although no new or additional investments in Uno Concepts, Inc. or in any other restaurant business except through Developer, its successors or assigns, shall be permitted by Dennis Pedra.

          C. Section IX.B.(3) shall not apply to ownership of less than ten percent (10%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

          D. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section IX. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Developer, the operating Principal, the Operating Designee, and Developer's Principals expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section IX.

          E. Developer, the Operating Principal, the Operating Designee, and Developer's Principals understand and acknowledge that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in
Section IX.B. in this Agreement, or any portion thereof, without their consent, effective immediately upon notice to Developer; and Developer, the Operating Principal, the Operating Designee, and Developer's Principals agree that they shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XV. hereof.

          F. Developer, the Operating Principal, the Operating Designee, and Developer's Principals expressly agree that the existence of any claims they may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this
Section IX. If either Franchisor or Developer institutes any action or proceeding seeking legal or equitable relief in connection with enforcement of this Section IX. then the nonprevailing party in such action or proceeding shall reimburse the prevailing party for its reasonable expenses, attorneys' fees, investigation costs, and all costs and disbursements incurred herein by the prevailing party, including without limitation, any such reasonable fees, costs, or disbursements incurred on any appeal from such action or proceeding.

          G. Failure to comply with the requirements of this Section IX. shall constitute a default under this Agreement as provided in Section VII.D. hereof. Developer, the Operating Principal, the Operating Designee, and Developer's Principals acknowledge that a violation of the terms of this Section IX. or the willful and knowing aiding and abetting of a third party in an action which would be a violation of this Section IX. If such third party was a party to this Agreement would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Developer, the Operating Principal, the Operating Designee, and Developer's Principals accordingly consent to the issuance of an injunction prohibiting any conduct by Developer, the Operating Principal, the Operating Designee, or Developer's Principals in violation of the terms of this Section IX.

          H. At Franchisor's request, Developer shall require and obtain execution of covenants similar to those set forth in this Section IX. (including covenants applicable upon the termination of a person's relationship with Developer) from its restaurant managers, members of its advisory board, any other person or entity who has received or will receive training or confidential information from Franchisor, and any corporation directly or indirectly controlling Developer, if Developer is a corporation (or of any corporate general partner and any individual or corporation directly or indirectly controlling a general partner of Developer, if Developer is a partnership) . The covenants required by this Section IX.H. shall be substantially in the form contained in Attachment B for Developer's restaurant managers and other persons having access to confidential information of Franchisor, Attachment C for Lee Ainslie (and his successors on Developer's advisory board), Attachment D for Alan McDowell, and Attachment E for Thomas Devlin. Failure by Developer to obtain execution of the covenants required by this Section IX.H. shall constitute a default under Section VII.D. hereof.

X.        NOTICES

          Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by expedited delivery service or certified or registered mail, return receipt requested, or sent by prepaid telex or facsimile (provided the sender confirms the telex or facsimile by sending an original confirmation copy thereof by certified or registered mail or expedited delivery service within three (3) business days after transmission thereof) to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

          Notices to Franchisor:              Brinker International, Inc.
                                              6820 LBJ Freeway
                                              Dallas, Texas 75240
                                              Attention: General Counsel

          Notices to Developer and            NE Restaurant Company Limited
          Developer's Principals:             Partnership
                                              300 Pond Street
                                              Randolph, Massachusetts  02368

          Any notice shall be deemed to have been given at the time of personal delivery or, in the case of facsimile or telex, upon receipt (provided confirmation is sent as described above) or, in the case of expedited delivery service or registered or certified mail, three (3) business days after the date and time of mailing. Business day for the purpose of this Section X. excludes Saturday, Sunday, and the following national holidays: New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving, and Christmas.

XI.       INDEPENDENT CONTRACTOR AND INDEMNIFICATION

          A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Developer is an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purposes whatsoever.

          B. Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such actions as shall be necessary to that end.

          C. Developer understands and agrees that nothing in this Agreement authorizes Developer or any of Developer's Principals to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name, and that Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action, or by reason of any act or omission of Developer or Developer's Principals or any claim or judgment arising therefrom against Developer, any of Developer's Principals or Franchisor.

          D. Developer and each of Developer's Principals shall, at all times, indemnify and hold harmless to the fullest extent permitted by law Franchisor, its subsidiaries, affiliates, successors and assigns and their respective officers, directors, shareholders, partners, agents, representatives, independent contractors and employees ("Indemnitees"), from all "losses and expenses" (as defined in Section XI.G(2) below) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

               (1) The infringement, alleged infringement, or any other violation or alleged violation by Developer or any of Developer's Principals of any patent, mark or copyright or other proprietary right owned or controlled by third parties;

               (2) The violation, breach or asserted violation or breach by Developer or any of Developer's Principals of any federal, state or local law, regulation, ruling, standard or directive or any industry standard;

               (3) Libel, slander or any other form of defamation of Franchisor, the System or any developer or franchisee operating under the System, by Developer or by any of Developer's Principals;

               (4) The violation or breach by Developer or by any of Developer's Principals of any warranty, representation, agreement or obligation in this Agreement or in any other agreement between Developer, its subsidiaries and affiliates and Franchisor, its subsidiaries and affiliates or the officers, directors, shareholders, partners, agents, representatives independent contractors and employees thereof; and

               (5) Acts, errors, or omissions of Developer, any of Developer's subsidiaries or affiliates and any of Developer's Principals and the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Developer and its subsidiaries and affiliates in connection with the development and construction of any Restaurant.

          E. Developer and each of Developer's Principals agree to give Franchisor notice of any such action, suit, proceeding, claim, demand or investigation. At the expense and risk of Developer and each of Developer's Principals, Franchisor may elect to assume (but under no circumstance is obligated to undertake) or associate counsel of its own choosing with respect to, the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation. Such an undertaking by Franchisor shall, in no manner or form, diminish the obligation of Developer and each of Developer's Principals to indemnify the Indemnitees and to hold them harmless.

          F. In order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective actions it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

               (1) any of the acts or circumstances enumerated in Section XI.D(l)-(4) above have occurred; or

               (2) any act, error, or omission as described in Section XI.D(5) may result directly or indirectly in damage, injury, or harm to any person or any property.

          G. (1) All losses and expenses incurred under this Section XI. shall be chargeable to and paid by Developer or any of Developer's Principals pursuant to its obligations of indemnity under this Section, regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity, or defense.

               (2) As used in this Section XI. , the phrase "losses and expenses" shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, reasonable attorney's fees, court costs, settlement amounts, judgments, compensation for damages to the Franchisor's reputation and goodwill, costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

          H. The Indemnitees do not assume any liability whatsoever for acts, errors, or omissions of those with whom Developer, any of Developer's Principals, Developer's subsidiaries and affiliates or any of the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Developer, its subsidiaries or affiliates may contract, regardless of the purpose. Developer and each of Developer's Principals shall hold harmless and indemnify the Indemnitees for all losses and expenses which may arise out of any acts, errors or omissions of Developer, Developer's Principals, Developer's subsidiaries and affiliates, the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Developer and its subsidiaries and affiliates and any such other third parties without limitation and without regard to the cause or causes thereof or the negligence of Franchisor or any other party or parties arising in connection therewith, and whether such negligence be sole, joint or concurrent, or active or passive.

          I. Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Developer or any of Developer's Principals. Developer and each of Developer's Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable from Developer or any of Developer's Principals by the Indemnitees.

          J. Developer and Developer's Principals expressly agree that the terms of this Section XI. shall survive the termination, expiration or transfer of this Agreement or any interest herein.

XII.      APPROVALS

          A. Whenever this Agreement requires the prior approval or consent of Franchisor, Developer shall make a timely written request to Franchisor therefor, and except as may be otherwise expressly provided herein, any approval or consent granted shall be in writing.

          B. Franchisor makes no warranties or guarantees upon which Developer, the Operating Principal, the Operating Designee, or Developer's Principals may rely and assumes no liability or obligation to Developer or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent, or services to Developer, the Operating Principal, the Operating Designee, or Developer's Principals in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

XIII.     NON-WAIVER

          No failure of Franchisor to exercise any power reserved to it in this Agreement or to insist upon compliance by Developer, the Operating Principal, the Operating Designee, or Developer's Principals with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's rights to demand exact compliance with the terms of this Agreement. Waiver by Franchisor of any particular default shall not affect or impair Franchisor's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, forbearance, or omission of Franchisor to exercise any power or right arising out of any breach or default by Developer, the Operating Principal, the Operating Designee, or Developer's Principals of any of the terms, provisions, or covenants of this Agreement affect or impair Franchisor's rights; nor shall such constitute a waiver by Franchisor of any rights hereunder or rights to declare any subsequent breach or default.

XIV.      SEVERABILITY AND CONSTRUCTION

          A. Except as expressly provided to the contrary herein, each portion, section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid portions, sections, parts, terms, and/or provisions shall be deemed not to be part of this Agreement.

          B. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Developer, Franchisor, Franchisor's officers, directors, and employees, and such of Developer's and Franchisor's respective successors and assigns as may be contemplated (and, as to Developer, permitted) by Section
VIII. hereof, any rights or remedies under or by reason of this Agreement.

          C. Developer, the Operating Principal, the Operating Designee, and Developer's Principals, as applicable, expressly agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

          D. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

          E. All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable; and, without limiting the obligations individually undertaken by the Operating Principal and Developer's Principals hereunder, all acknowledgments, promises, covenants, agreements, and obligations herein made or undertaken by Developer shall be deemed jointly and severally undertaken by all those executing this Agreement on behalf of Developer.

          F. The term "Developer's Principals" as used in this Agreement shall include, collectively or individually, Developer's spouse, if Developer is an individual; all officers and directors of, and all other holders of a beneficial interest of fifteen percent (15%) or more of the securities of, Developer and any corporation directly or indirectly controlling Developer, if Developer is a corporation; the general partners of Developer and the officers and directors of, and all other holders of a beneficial interest of fifteen percent (15%) or more of the securities of, a corporate general partner of Developer and any individual or corporation which controls, directly or indirectly, any general partner, if Developer is a partnership; and members of Developer's advisory board. For purposes of this definition, the Operating Principal, the operating Designee, Thomas R. Devlin, Alan McDowell, and Holdings Group, Inc. shall not be considered to be Developer's Principals.

          G. This Agreement may be executed in triplicate, and each copy so executed shall be deemed an original.

          H. If at any time during the term of this Agreement either Franchisor or Franchisee shall institute any action or proceeding against the other relating to the provisions of this Agreement or any default hereunder, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its reasonable expenses, attorneys' fees, investigation costs, and all costs and disbursements incurred herein by the prevailing party, including without limitation any such reasonable fees, costs, or disbursements incurred on any appeal from such action or proceeding.

XV.       ENTIRE AGREEMENT; APPLICABLE LAW

          A. This Agreement, the documents referred to herein, and the Attachments hereto, constitute the entire, full, and complete agreement between Franchisor and Developer concerning the subject matter hereof and shall supersede any and all prior agreements. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

          B. THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND ATTACHMENTS) OR THE RELATIONSHIP CREATED BY THIS AGREEMENT TO NONBINDING MEDIATION PRIOR TO BRINGING SUCH CLAIM, CONTROVERSY OR DISPUTE IN A COURT. THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF FOOD SERVICE BUSINESS DISPUTES, AGREED UPON BY THE PARTIES AND, FAILING SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER EITHER PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM, CONTROVERSY OR DISPUTE (NOT TO EXCEED FIFTEEN (15) DAYS) , BY THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS RULES GOVERNING MEDIATION, AT FRANCHISOR'S CORPORATE HEADQUARTERS IN DALLAS, TEXAS. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION OF THE MEDIATOR, SHALL BE BORNE BY THE PARTIES EQUALLY. IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE WITHIN NINETY (90) DAYS AFTER THE MEDIATOR HAS BEEN APPOINTED, THEN EITHER PARTY MAY BRING A LEGAL PROCEEDING UNDER SECTION XV.C BELOW TO RESOLVE SUCH CLAIM, CONTROVERSY OR DISPUTE UNLESS

SUCH TIME PERIOD IS EXTENDED BY WRITTEN AGREEMENT OF THE PARTIES. NOTWITHSTANDING THE FOREGOING, FRANCHISOR MAY BRING AN ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF, OR (3) INVOLVING THE POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY IN A COURT HAVING JURISDICTION AND IN ACCORDANCE WITH SECTION XV.C BELOW, WITHOUT SUBMITTING SUCH ACTION TO MEDIATION.

          C. WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH ARE NOT FINALLY RESOLVED THROUGH MEDIATION OR AS OTHERWISE PROVIDED ABOVE, DEVELOPER AND DEVELOPER'S PRINCIPALS HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE JURISDICTION OF THE STATE COURTS OF DALLAS COUNTY, TEXAS AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. DEVELOPER AND DEVELOPER'S PRINCIPALS HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. DEVELOPER AND DEVELOPER'S PRINCIPALS HEREBY IRREVOCABLY AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON ANY OF THEM IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY TEXAS OR FEDERAL LAW. DEVELOPER AND DEVELOPER'S PRINCIPALS AGREE THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE IN DALLAS COUNTY, TEXAS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF OR (3) INVOLVING POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY, FRANCHISOR MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION. WITH RESPECT TO ALL CLAIMS, CONTROVERSIES, DISPUTES OR ACTIONS, THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED UNDER TEXAS LAW (WITHOUT REGARD TO TEXAS CHOICE OF LAW RULES).

          D. DEVELOPER AND FRANCHISOR ACKNOWLEDGE THAT THE PARTIES' AGREEMENT REGARDING CHOICE OF APPLICABLE STATE LAW AND FORUM SET FORTH IN SECTION XV.C. ABOVE PROVIDE EACH OF THE PARTIES WITH THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THE PARTIES' RELATIONSHIP CREATED BY THIS AGREEMENT. EACH OF DEVELOPER AND FRANCHISOR FURTHER ACKNOWLEDGE THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR SUCH BENEFIT.

          E. DEVELOPER AND FRANCHISOR ACKNOWLEDGE THAT THE EXECUTION OF THIS AGREEMENT BY FRANCHISOR OCCURRED IN DALLAS, TEXAS AND FURTHER ACKNOWLEDGE THAT THE PERFORMANCE OF CERTAIN OBLIGATIONS OF DEVELOPER ARISING UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE PAYMENT OF MONIES DUE HEREUNDER, SHALL OCCUR IN DALLAS, TEXAS.

XVI.      ACKNOWLEDGEMENTS

          A. Developer, the Operating Principal, the Operating Designee, and Developer's Principals acknowledge that they have conducted an independent investigation of the business venture contemplated by this Agreement and recognize that such business involves substantial business risks and that Developer's success will be largely dependent upon the ability of Developer, the Operating Principal, the Operating Designee, and its Developer's Principals as independent business people. Franchisor expressly disclaims the making of, and Developer, the Operating Principal, the Operating Designee, and Developer's Principals acknowledge not having received, any warranty or guarantee, express or implied as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

          B. Developer acknowledges that Developer has received, read, and understood this Agreement, the Attachments hereto, and agreements relating hereto, if any; and that Franchisor has accorded Developer ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.

          C. Developer acknowledges that it received a complete copy of this Agreement, the Attachments hereto, and agreements relating hereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Developer further acknowledges that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]



          IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement in triplicate on the day and year first above written.

                                         BRINKER INTERNATIONAL, INC.,
                                         a Delaware corporation

SEAL
___________________________              By:_______________________________
Assistant Secretary                      Title:  Executive Vice President,
                                                 General Counsel and Secretary


                                         NE RESTAURANT COMPANY LIMITED
                                         PARTNERSHIP a Massachusetts limited
                                         partnership

                                         By:  NE Restaurant Company, Inc.
                                              a Massachusetts corporation, in
                                              its individual capacity and as
                                              general partner

SEAL

_____________________________                 By:__________________________
Secretary                                        Benjamin Jacobson,
                                                 Chairman of the Board


_____________________________          ____________________________________
Witness                                Benjamin Jacobson,
                                       Operating Principal


_____________________________          ____________________________________
Witness                                Dennis Pedra, Operating Designee



          Each of the undersigned acknowledges and agrees as follows:

          (1) Each has read the terms and conditions of this Development Agreement;

          (2) Each is included in the term "Developer's Principals" as described in Section XIV.F. of this Development Agreement; and

          (3) Each individually, jointly and severally makes all of the covenants, representations and agreements of Developer's Principals set forth in this Development Agreement and is obligated to perform thereunder.

ATTEST:
                                       DEVELOPER'S PRINCIPALS

_____________________________          ____________________________________
Witness                                Paul Hoagland


_____________________________          ____________________________________
Witness                                Dennis Pedra

                                       NE RESTAURANT COMPANY, INC., a
                                       Massachusetts corporation

__________________________             By:_________________________________
Witness                                   Benjamin Jacobson,
                                          Chairman of the Board



                                    GUARANTY

          As an inducement to BRINKER INTERNATIONAL, INC. ("Franchisor") to execute the foregoing Development Agreement, including the Attachments thereto of even date, the undersigned, jointly and severally, hereby agree to be bound by all the terms and conditions of the above Development Agreement including any amendments or modifications thereto whenever made (hereinafter the "Agreement") and unconditionally and irrevocably guarantee to Franchisor and its successors and assigns that all of Developer's obligations under the Agreement will he punctually paid and performed.

          Upon default by Developer or notice from Franchisor, the undersigned will immediately make each payment and perform each obligation required of Developer under this Agreement. Without affecting the obligations of the undersigned under this Guaranty, Franchisor may, without notice to the undersigned, renew, extend, modify, amend, or release any indebtedness or obligation of Developer, or settle, adjust, or compromise any claims against Developer.

          The undersigned waive all demands and notices of every kind with respect to this Guaranty and the Agreement, including, without limitation, notice of: the amendment or modification of this Guaranty or the Agreement, the demand for payment or performance by Developer, any default by Developer or any guarantor, and any release of any guarantor or other security for the Agreement or the obligations of Developer.

          Franchisor may pursue its rights against the undersigned without first exhausting its remedies against Developer and without joining any other guarantor hereto and no delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy.

          Upon receipt by Franchisor of notice of the death of an individual guarantor, the estate of such guarantor will be bound by this Guaranty but only for defaults and obligations hereunder existing at the time of death, and the obligations of the other guarantors hereunder will continue in full force and effect.

          Notwithstanding anything herein to the contrary, this Guaranty shall terminate and have no further force and effect as of one (1) year from the date of execution of this Guaranty and the joint and several liability of the undersigned for payments hereunder is limited to a total of Two Hundred Thousand and No/100 Dollars ($200,000.00) (I. E., the aggregate liability for all of the undersigned for payments hereunder is limited to $200,000).


          IN WITNESS WHEREOF, the undersigned have signed this Guaranty this ______ day of ______________, 199__.

                                      GUARANTORS:

ATTEST/WITNESS:


                                          By:
---------------------------                   -------------------------------
                                              Benjamin Jacobson


ATTEST/WITNESS:


                                          By:
---------------------------                   --------------------------------
                                              Dennis Pedra


ATTEST/WITNESS:



                                          By:
---------------------------                   -------------------------------
                                              Paul Hoagland